Exhibit 10.10

First Amendment Ground Lease Agreement

This First Amendment to Ground Lease Agreement (the “Amendment”) is entered into as of August 11, 2025 (the “Effective Date”), by and among the Texas Tech University System, an agency of the State of Texas (“TTUS”), Texas Tech University, a Texas public institution of higher education and member of the Texas Tech University System (“TTU”), and FERMI SPE, LLC, a Delaware limited liability company (“Tenant”). This Amendment amends that certain Ground Lease Agreement dated as of May 14, 2025 between TTUS, TTU and Tenant (the “Lease”). Capitalized terms used herein and not otherwise defined shall have the meaning given in the Lease.

Background:

A. Pursuant to the Lease, Lessor has agreed to lease the Premises unto Tenant beginning on the Lease Commencement Date solely and exclusively for purposes of designing, developing, constructing, operating and maintaining the Project as contemplated in the Lease.

B. Concurrently with the execution and delivery of this Amendment and the Land Exchange Agreement (as defined below), TTUS and PanTeXas Deterrence, LLC, a Delaware limited liability company, (“PXD”), have also executed and delivered (i) that certain Mutual Lease Termination Agreement, whereby Texas Tech and PXD have agreed to terminate that certain Lease Agreement dated January 1, 2022, for the lease of the entirety of the Texas Tech Property (the “Prior PXD Lease”); (ii) that certain Lease Agreement for the lease of approximately 1,278 acres of the Premises (the “Texas Tech Exchange Property”), providing for PXD’s exclusive possession and use of the Texas Tech Exchange Property for DOE and NNSA work scope purposes (the “New PXD Lease”); (iii) that certain First Amendment to Lease Agreement, amending and extending that certain Lease Agreement dated January 1, 2022 covering the Texas Tech University Kilgore Center, bull barn, sheds, and associated land (the “Kilgore Lease Amendment”); and (iv) that certain Access Agreement, whereby Texas Tech has granted unto PXD access to the remaining approximately 4523 acres of the Premises for the sole purposes of (A) maintaining and enforcing PXD’s security and safety requirements relating to Pantex Plant operations in accordance with Section 229 of the Atomic Energy Act of 1954, as amended (“Section 229”), and (B) fulfilling the NNSA’s long-term groundwater remediation obligations in accordance with the Pantex Plant in Compliance Plan No. 50284 approved by the Texas Commission on Environmental Quality and the CERCLA Record of Decision (“ROD”) dated September 2008 and Explanation of Significant Difference (“ESD”) dated December 2022 (the “NNSA Remedial Obligations”).

C. Concurrently with the execution and delivery of this Amendment and the foregoing agreements, TTUS and Tenant have entered into that certain Land Exchange Agreement with PXD and The National Nuclear Security Administration (“NNSA”), a department of the United States Department of Energy (“DOE”) (the “Land Exchange Agreement”), whereby, among other things, as partial consideration for Texas Tech’s commitment to transfer and convey the Texas Tech Exchange Property to NNSA, NNSA, has committed to exchange approximately 713 acres of land situated in Carson County Texas, as described in Exhibit A-2 attached hereto (the “NNSA Exchange Property”) for the Texas Tech Exchange Property, subject to the satisfaction of certain conditions and requirements set forth in the Land Exchange Agreement (the “Land Exchange”).

D. NNSA and PXD desire to secure fee title to the Texas Tech Exchange Property in order to ensure long-term, exclusive control thereof for purposes of executing Pantex’s mission associated with the plant and for maintaining and enforcing certain security and safety requirements relating to the Pantex Plant operations in accordance with Section 229.

First Amendment to Ground Lease Agreement

E. Upon the Land Exchange, TTUS and Tenant will amend the Lease to include the NNSA Exchange Property as part of the Premises under the Lease.

F. The Parties desire to amend the Lease in anticipation of the Land Exchange to modify the Property and the Premises to remove the Texas Tech Exchange Property, and to address other matters relating to the cooperation of the Parties with respect to both the development of the Project and the continued operation of the Pantex Plant.

Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TTUS, TTU and Tenant hereby agree as follows:

Section 1. Removal of Texas Tech University. Each of the Parties hereby recognize that pursuant to that certain Deed Without Warranty dated August 11, 2025, recorded in the Real Property Records as Document No. 2025-00000841, TTU has conveyed all of its right, title and interest to the Property and the Premises unto TTUS. Accordingly, from and after the Effective Date hereof, TTU shall no longer be a party to the Lease, and the Parties hereby agree that the term “Landlord” as it appears in Section 1.01 of the Lease, is hereby amended to refer to solely to TTUS.

Section 2. Modification of Premises. The Parties hereby agree that the term “Property” as it appears in Section 1.01 of the Lease, is hereby amended to refer to the approximately 4,523 acres of land situated in Carson County Texas, as depicted in Exhibit A-1 attached to this Amendment.

Immediately upon TTUS’ acquisition of the NNSA Exchange Property, the Parties hereby agree that the term “Property” as so amended above, shall be further amended to include the NNSA Exchange Property, being approximately 713 acres of land situated in Carson County, Texas, as depicted in Exhibit A-2 attached to this Amendment. The Parties agree to enter into a second amendment (the “Second Amendment”) to the Lease to reflect the inclusion of the NNSA Exchange Property upon such acquisition by TTUS. The Second Amendment shall also provide that (i) any Hazardous Substance or Environmental Condition existing on the NNSA Exchange Property prior to the effective date of the Second Amendment shall be treated as a Pre-Existing Environmental Condition for purposes of the Lease and the EIA, and (ii) the NNSA Exchange Property shall be included as a “Partial Termination Parcel” under the Lease.

Section 3. Land Exchange. Landlord and Tenant hereby agree to cooperate with one another with respect to the performance of their respective obligations under the Land Exchange Agreement. Without limiting the generality of the foregoing, Landlord shall not waive any material conditions precedent to the Land Exchange without first consulting with Tenant in good faith. Additionally, Landlord agrees to cooperate with Tenant’s efforts to obtain a leasehold title policy of insurance covering the NNSA Exchange Property in form and substance reasonably satisfactory to Tenant underwritten by an underwriter designated by Tenant, and Landlord shall use reasonable efforts to resolve any matters of record that are reasonably objected to by Tenant with respect to the NNSA Exchange Property.

Section 4. Kilgore Lease.

(a)	Temporary Exclusion of Kilgore Leased Premises. Pursuant to that certain Lease Agreement dated January 1, 2022, TTUS (as successor-in-interest to TTU) has leased unto PXD (as successor-in-interest to Consolidated Nuclear Security, LLC) approximately 13,387 rentable square feet of leased space and 21,095 square feet of concrete covered parking area located at the Texas Tech University Kilgore Center, Bull Barn, Sheds, and associated land (approximately 6.1 acres) (the “Kilgore Leased Premises”), with a term scheduled to expire on December 31, 2025 (the “Kilgore Lease”). Pursuant to the Kilgore Lease Amendment, TTUS and PXD have amended the Kilgore Lease to extend the term thereof until June 30, 2028, unless sooner terminated. Landlord hereby agrees not to extend the term of the Kilgore Lease beyond June 30, 2028 or otherwise amend the Kilgore Lease in a manner that would permit any other party to use the Kilgore Property, without the prior written consent of Tenant. Tenant hereby acknowledges receipt of the Kilgore Lease and the Kilgore Lease Amendment. Tenant agrees that upon the occurrence of the Lease Commencement Date, Tenant’s rights of possession in and to the Leased Premises shall exclude the Kilgore Leased Premises for all purposes of the Lease until the Kilgore Lease expires or is earlier terminated. Tenant’s rights of possession in and to the Lease shall be expressly subject to PXD’s rights of possession under the Kilgore Lease (as so amended), and Tenant shall not disturb or otherwise interfere with PXD’s right to use and enjoy the Kilgore Leased Premises.

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(b)	Environmental Conditions. Any release or threatened release of any Hazardous Substance or Environmental Condition that arises on or out of the Kilgore Leased Premises caused by or attributable to the operations, acts, or omissions of PXD or its contractors, tenants, licensees, successors, or assigns shall be treated as a Pre-Existing Environmental Condition for purposes of the Lease and the EIA.

(c)	Partial Termination Parcel. The Parties hereby agree that the term “Partial Termination Parcels” as it appears in Section 12.04 of the Lease, is hereby amended to include the Kilgore Leased Premises.

Section 5. Satisfaction of Certain Conditions to Lease Commencement Date. The Parties each hereby acknowledge the termination of the Prior PXD Lease. Additionally, Tenant hereby waives the termination of the Kilgore Lease as a condition to the Lease Commencement Date. The Parties further acknowledge and agree that the Existing Encumbrances have either been satisfied or otherwise waived by Tenant. Accordingly, with the foregoing conditions precedent having been satisfied or otherwise waived, the Lease is hereby amended as follows:

(i)	The term “Lease Commencement Date” as it appears in Section 1.01 of the Lease, is hereby amended to read as follows:

““Lease Commencement Date” means the date immediately following the execution and delivery of the Phase One Term Sheet, which Lease Commencement Date shall be evidenced by the Parties’ execution and delivery of a notice of commencement and recording of the Memorandum of Lease in the Real Property Records.”

(ii) Section 12.01(b) of the Lease is hereby amended to read as follows:

“(b) The Phase One Term Sheet shall not have been delivered to Landlord on or before December 31, 2025; or”

As consideration for Tenant’s agreement to the foregoing amendments, Landlord agrees to work in good faith with Tenant to deliver an affidavit in form and substance reasonably acceptable to the Parties in order to resolve any remaining matters of record existing as of the Lease Commencement Date that are reasonably objected to by Tenant with respect to the Leased Premises.

Section 6. Additional Rights of Early Access.

(a)	Early Construction Activities. Section 2.02 of the Lease is hereby amended to include the following activities (collectively, the “Early Construction Activities”):

(i)	Constructing temporary and permanent access roads;

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(ii)	Installing temporary or permanent fencing;

(iii)	Installing utilities infrastructure, including, without limitation, installation of lines for power, data, water, gas, electric, fiber utilities, and/or interconnection facilities with any local utility providers or other electric system operators;

(iv)	Constructing power generation facilities and other related improvements, including, without limitation, a natural gas plant facility and substations, together with installation of pads, gas turbines, and related equipment;

(v)	Conducting or causing to be conducted any remediation, removal, disposal, treatment, or other work associated with or relating to Pre-Existing Environmental Conditions to ensure the Project will be protective of human health and the environment, including abatement and proper disposal of historic building materials and debris containing asbestos and lead-containing paint, and otherwise in compliance with applicable local, state, and federal laws (including, without limitation, Environmental Laws); and

(vi)	Performing any other site preparation and/or construction work as deemed reasonably necessary by Tenant for the development of the Project, including, without limitation, dirt work, trenching, and installation of pads and related infrastructure.

Landlord hereby agrees that the Early Construction Activities may be performed without Tenant first obtaining a Notice to Proceed, and Tenant’s performance of the Early Construction Activities shall not be considered a breach of Section 5.02 of the Lease or otherwise be deemed to be a Commencement of Construction.

(b)	Assumption of Risk by Tenant; Removal by Tenant. Tenant agrees that the Early Construction Activities shall be at Tenant’s sole cost, risk, and expense, and Tenant’s indemnity obligations to Landlord set forth in the Lease and Related Agreements shall apply with respect to Tenant’s performance of the Early Construction Activities. All personal property, and all equipment stored and/or installed upon the Premises in connection with the Early Construction Activities (including without limitation trade fixtures such as turbines and other power producing equipment), shall remain the sole property of Tenant, and in the event of any early termination of the Lease, all such property may be removed by Tenant; provided, however, that any of Tenant’s personal property that is not removed by Tenant within ninety (90) days of early termination of the Lease occurring prior to the Lease Commencement Date, or one hundred eighty (180) days of expiration or earlier termination of the Lease occurring on or after the Lease Commencement Date shall become the property of Landlord at no cost to Landlord, free and clear of all liens, leases, and encumbrances.

Section 7. Easements. Landlord shall, at Tenant’s sole cost and expense, grant new easements to Tenant or third-party utility providers, and cooperate with Tenant in terminating, amending, or relocating existing easements as reasonably determined by Tenant to be necessary or desirable for the development of the Project.

Section 8. PXD Access Agreement. Tenant hereby acknowledges and agrees that the Property and the Premises is subject to the access restrictions set forth in that certain Access Agreement dated August 11, 2025, by and among DOE/NNSA, PXD, Landlord, and Tenant (the “Access Agreement”). Tenant hereby agrees to abide by the covenants, terms, and restrictions contained in the Access Agreement for so long as it remains in effect.

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Section 9. Full Force and Effect of Lease. Except as expressly amended hereby, the Lease shall continue to remain in full force and effect in accordance with the provisions thereof. All references in the Lease and the Related Agreements to the “Lease” shall hereafter refer to the Lease as amended and modified by this Amendment. If there is any conflict between the terms of this Amendment and the terms of the Lease, the terms of this Amendment shall control.

Section 10. General Provisions.

(a)	Representations and Warranties. Tenant hereby represents and warrants to Landlord that: (i) Tenant is duly organized and validly existing under the laws of the State of Texas and is duly qualified to transact business under the laws of the State of Texas; (ii) Tenant has the power and authority to enter into and perform its obligations under this First Amendment; and (iii) the execution, delivery and performance by Tenant of this First Amendment have been duly authorized by all necessary corporate or limited liability company, as applicable, action. TTUS and TTU hereby represent and warrant to Tenant that the execution and delivery of this First Amendment by TTUS and TTU has been duly and validly authorized by all necessary action on the part of TTUS and TTU.

(b)	Counterparts; e-Signatures. This Amendment may be signed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. The Parties agree that delivery of digital signatures shall be given the same legal effect as original signatures, and the Parties hereby agree to accept electronic delivery of digital signatures by e-mail in “pdf” form, or via Docusign, Adobe Sign, or any similar means of digital delivery.

Section 11. Notices. Tenant’s address for notices set forth in Section 18.01 of the Lease is hereby amended as follows:

To Tenant:	FERMI SPE, LLC
600 S. Tyler St., Suite 1501
Amarillo, TX 79101
Attn: Griffin Perry
Email: Griffin@fermiamerica.com

With a copy to:	Holland & Knight LLP
One Arts Plaza
1722 Routh Street, Suite 1500
Dallas, TX 75201
Attn: Jeremiah Mayfield
Email: Jeremiah.Mayfield@hklaw.com
Attn: Ram Sunkara
Email: Ram.Sunkara@hklaw.com

(Signature page follows)

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The undersigned have signed and delivered this First Amendment to Ground Lease Agreement to be effective as of the Effective Date.

The Texas Tech University System,
an agency of the State of Texas

By:	/s/ Tedd L. Mitchell, M.D.
Tedd L. Mitchell, M.D.
Chancellor

Texas Tech University,
a Texas public institution of higher education and member of the Texas Tech University System

By:	/s/ Lawrence Schovanec
Lawrence Schovanec
President

FERMI SPE, LLC,
a Delaware limited liability company

By:	FERMI LLC,
a Texas limited liability company

	By:	/s/ Griffin Perry
	Name:	Griffin Perry
	Title:	Authorized Officer

EXHIBIT A-1 – Legal Description of the Property

EXHIBIT A-2 – Legal Description of the NNSA Exchange Property